Exhibit 99.1

Corrected Transcript
24-Nov-2020

24-Nov-2020
Chico’s FAS, Inc. (CHS)
Q3 2020 Earnings Call

Total Pages: 13
Copyright © 2001-2020 FactSet CallStreet, LLC
1-877-FACTSET www.callstreet.com

CORPORATE PARTICIPANTS
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
...

OTHER PARTICIPANTS

Susan Anderson
Analyst, B. Riley Securities, Inc.
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC

Roxanne Meyer
Analyst, MKM Partners LLC
Marni Shapiro
Managing Partner, The Retail Tracker

...

MANAGEMENT DISCUSSION SECTION

Operator: Welcome to Chico's FAS Third Quarter 2020 Conference Call and Webcast. All the participants will be in a listen-only mode. Please note this call is being recorded.

I would now like to turn the call over to David Oliver, Interim Chief Financial Officer and Senior Vice President and Controller. Mr. Oliver, please go ahead.
...
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Good morning and welcome to the Chico's FAS Third quarter 2020 conference call. Molly Langenstein, our CEO and President, also joins me today. For reference our third quarter release can be found on our website at chicosfas.com under Press Releases on the Investor Relations page. Today's comments will include forward- looking statements regarding our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, which speak only as of today's date. You should not unduly rely on forward- looking statements.

Important factors that could cause actual results or events to differ materially from those projected are implied by our forward-looking statements are included in our earnings release issued this morning, in our SEC filings, and in the comments that are made on this call. We disclaim any obligations to update or revise any information discussed on this call, except as may be required by law. And with that, I'll turn the call over to Molly.
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, David, and good morning, everyone. We continue to see momentum in the business in the third quarter, and we have taken definitive actions, and created a firm financial foundation that we believe prepares and positions us for 2021 and beyond.

Specifically, we have accelerated our transformation to a digital-first company, fast tracking several investments in innovation and digital technology which are driving sales and higher customer engagement. We significantly enhanced our liquidity and financial flexibility with our amended and extended $300 million credit facility. We nearly completed our comprehensive real estate review obtaining landlord commitments of $65 million in rent abatement and reductions. And we continued the process of streamlining our organization and reducing our cost structure to support our business. David and I will offer additional details on these actions during today's call.

Our business plan this year is to deliver improved quarter-over-quarter performance. In the third quarter we again delivered on this objective substantially enhancing our financial results over the second quarter. Total sales improved nearly 15% in the third quarter from the second driven by continued strong digital performance and rebounding store revenues.

Our gross margin rate rose 740 basis points, reflecting greater full-price selling on leaner inventory and leverage of fixed occupancy costs. We strengthened our balance sheet with cash and cash equivalents increasing nearly
$21 million and Soma generated a 10.5% comp for the quarter.

First, let's focus on our digital transformation; 18 months ago we prioritized digital as the primary growth engine for all three of our brands, making major strategic shifts and investments in talent and technology to pivot us to a digital-first company. In March of this year, as our business became a 100% digital overnight, we accelerated that transformation through innovation and state-of-the-art technology enhancements. Even with our stores now reopened, we continue to generate double-digit year-over-year digital sale increases. As a digital-first company, we believe we are competitively positioned to accelerate growth and gain market share in 2021 and beyond.

All three of our brands achieved solid digital sales growth year-over-year with Soma leading the way with a 67% increase. Digital channels continued to fuel total customer and new customer growth. For the third quarter year-over-year digital customer count grew nearly 27%, and conversion was up 170 basis points. Soma is a true success story, Soma is now a digital-first business supported by boutiques throughout the country. We believe we can replicate the learning and success of Soma to our apparel brands.

Let me talk about some specific innovations we have put in place that we consider meaningful competitive advantages. StyleConnect, our digital styling tool connects our customer with her style expert to receive personalized advice. Year-over-year StyleConnect sales once again more than doubled in Q3 and increased more than 40% over the second quarter.

In the third quarter, we added Shop the Look as a component of StyleConnect, which has generated increased engagement and units for transaction. We will continually enhance this tool with additions such as outfit recommendations.

We accelerated the formal launch of our personal closet feature My Closet into the third quarter after a successful soft launch. Sales for this tool which enabled customers to augment their closet by coordinating with past purchases doubled from Q2 to Q3, and will continue to expand its functionality to StyleConnect. Since launch, the conversion rate of this new feature has been remarkable exceeding 6 times the site average conversion rate.

Here's an example of how these digital investments in new tools impact sales, a Chico's associate reached out to her customer through StyleConnect making a virtual appointment where she showed the customer new products that coordinate with past purchases resulting in a $2000 sale. This happy customer shared, I can't believe you know what's in my closet, I don't even know what's in my closet, and she picked up her purchases curbside.

In the third quarter, we also successfully tested and rolled out social proofing for all three brands. Social proofing provides insight into real time customer shopping behavior allowing her peers to influence her purchases as they may be in the fitting room. This feature allows customers to build confidence and create urgency for customers to buy. Early reads show excellent conversion results.

Our prioritization to digital also incorporates mobile POS, AI search engine optimization, and enhanced navigation touch points across all brands. We have also accelerated the launch of new, leading edge digital selling and fulfillment tools to drive greater customer demand in our online channel. We were honored that each of our brands were recently named Best Online Shops for 2020 by Newsweek building on our best online company designation.

We have recently made additional investments that are innovating the customer experience to drive greater digital sales across all of our brands. In October, we invested in new strategic relationship with leading technology companies including Salesforce, Afterpay, and Contentstack to further modernize and personalize the digital experience. To better leverage our unified view of our millions of customers and their robust data that has been collected for more than three decades, we are partnering with Salesforce to help us track every omni-channel customer journey and interaction. Connect every commerce channel, create more engaging, personalized, and targeted marketing and messaging using predictive intelligence, and adjust marketing in real-time based upon trends or customer action.

This includes leveraging our loyalty program which has some of the highest participation rates in retail. Salesforce, a leading company driving CRM has a track record of driving double-digit sales and productivity growth.

This holiday season, customers have a new way to shop, the company's online boutique, enjoying their purchases now and paying for them later with interest-free installments using Afterpay. Early reads show a meaningful increase in average order value as well as conversion and meaningful transaction improvement.

And finally, our commitment to deliver on the best overall customer experience we enabled a new analytical tool through Contentstack and streamlined digital processes to be able to read real-time customer behavior and take actions to continually optimize her past purchase.

We continue to leverage our digital investments, converting single channel customers to be omni-channel customers. As the average omni-channel customer spends nearly 3.5 times more than a single channel customer.

A quick note about our stores, all of our boutiques were open during the quarter and traffic and sales continued to rebound month over month for each brand. Conversion at the store level grew nearly 20% from last year demonstrating that customers are responding to our product. Curbside picked up and continued to grow in popularity expanding 50% from the second quarter. The third quarter store productivity was nearly 60% of last year's sales, an improvement over the second quarter performance. The two-thirds of our boutiques located in outdoor centers continued to outperform those in enclosed malls. And we are continuing to monitor local and state mandates for reduced mall hours and closures.

On the marketing side, we continued to build on our organic social efforts and participated in multiple partnership and virtual events throughout the quarter with several well-known organizations, media partners, and social influencers to increase brand awareness, drive engagement, generate traffic, and acquire new customers.

Our new marketing campaigns in the third quarter including marketing Soma products to both Chico's and White House Black Market customers; we saw this effort pay off. Our marketing efforts are driving site and store traffic as well as new customers to our brand, and we are retaining our newly acquired digital and store customers at a meaningful higher rate than last year. In addition, quarter-over-quarter spend for customers for both existing and reactivated customers is up.

We continue to be laser-focused on our customer, and to elevate our product. Customers are responding to current products and our best ideas are selling out. At Soma, we are innovating and creating the most incredibly soft and functional fabric, and products that are offering our customers beautiful solutions, style, and comfort that is synonymous with the brand.

Continual product newness and investments in pajamas and the intimates' franchise are expanding market share and driving results. At Chico's White House Black Market, as our customers' lifestyle needs have evolved by both living and working from home, we have shifted our focus to colorful, casual, comfortable, and versatile apparel.

As we move into the holiday season, inventories are positioned with uplifting gifting messages and whimsical colors and trends. We have the right products, personalized service, and creative marketing to drive sales during this important period. David?
...
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
Thanks, Molly. We entered fiscal 2020 with a solid financial foundation, and it has continued to improve partially driven by aggressive expense reduction as well as commitments for meaningful rent abatements and reductions.

We ended the third quarter with a $145 million of cash and cash equivalents, up nearly $21 million from the end of the second quarter, and we navigated through the third quarter without increasing debt levels on our credit facility. Speaking of our credit facility, in October, we substantially enhanced our financial liquidity and flexibility for the future by closing on our amended $300 million senior credit facility with a five-year term maturing in October 2025 which replaced our $200 million agreement which was scheduled to mature in August 2023. We believe the new facility demonstrates the confidence our lenders have in our company and the sustainable long-term success of our brands. We do not currently expect to further access the facility this or next fiscal year.

As a result of the pandemic, we suspended rent payments beginning in April 2020 due to our temporarily closed stores, and engaged a top tier real estate consultant A&G Realty Partners to assist us in restructuring our store leases. In the last six months, we have renegotiated over 90% of the leases in our portfolio resulting in commitments of $65 million in rent abatements and reductions to date plus about $3 million of rent deferrals to future years. So far, these numbers have met our expectations.

On a cash basis, approximately $44 million of this amount is expected to be realized this fiscal year with the majority of the balance expected to be realized in fiscal 2021. For income statement purposes these rent abatements and reductions will be recognized pro rata over the remaining lease terms.

During the third quarter, we permanently closed four additional locations, and opened one store, bringing our net year-to-date closings to 31 with seven more closings planned for the end of January 2021.

At fiscal yearend, we have closed approximately 125 locations since the beginning of fiscal 2019. We ended the third quarter with 1310 boutiques.

As a result of our rent restructuring work, we have postponed and canceled certain closures based on favorable rent concessions received. After the negotiations are complete, we expect to maintain strong lease flexibility with nearly 60% of our leases coming up for renewal or kick-outs becoming available over the next three years.

We are holding our stores to higher profitability standards, and we'll continue to shrink our store base in the future. Primarily, as leases come due, lease kick-outs are available or buy-outs make economic sense. To further improve store activity, we anticipate closing between 6% to 15% of our existing fleet over the next three fiscal years.

Let's turn now to the third quarter financial performance. Net sales totaled $351.4 million, up 14.8% from the second quarter reflecting robust digital performance, and rebounding store revenues. Compared to the third quarter last year, total sales decreased 27.5%, reflecting a decline in store sales as well as the impact of 63 net permanent store closures in the last 12 months, partially offset by a double-digit growth in digital sales.

For the third quarter, we reported a net loss of $55.9 million or $0.48 per diluted share primarily reflecting the impact of lower store sales. Our third quarter loss included a $0.06 per share charge related to an $8.4 million pre-tax information technology write-off.

Gross margin in the third quarter was 22% of net sales, a 740-basis-point improvement from Q2 reflecting a higher degree of full-price selling, careful inventory management, and improved leverage of fixed occupancy costs on higher sales. Note that third quarter occupancy cost, a component of gross margin does not reflect meaningful savings from rent abatements or reductions as these reductions are being recognized pro rata over remaining lease terms.

I am pleased with how swiftly our team pivoted our assortment and has managed inventory. We believe our inventory which is down nearly 8% from the prior third quarter or prior year third quarter is currently and properly balanced entering the fourth quarter. Compared to the second quarter this year, third quarter SG&A expenses increased $45.8 million, primarily reflecting payroll costs related to reopened stores, restoration of associate salaries from temporary pay reductions, furloughed associates returning to work and the $8.4 million pre-tax impairment charge related to the technology write-off.

Compared to last year's third quarter, SG&A expenses were down $27.5 million, this decrease reflects our ongoing expense reduction initiatives to align our cost structure with sales, partially offset by the impact of the
$8.4 million technology write-off. Under provisions of the CARES Act, we realized a $38 million cash benefit from the third quarter related to the recovery of previously paid federal income taxes. Additionally, our balance sheet reflects a $54 million receivable related to the recovery of federal income taxes paid in prior years.

The company also expects to realize a $12 million cash benefit ratably this fiscal year related to the deferral of employer Social Security tax payments that will be repaid in future years.

We are continuing to carefully manage cash flow. Our financial position and liquidity are being bolstered by strong digital performance across all brands, sales at open retail stores, and a significantly leaner expense structure that better aligns cost with sales. Additionally, our cash position in the quarter was improved by lower cash rent payments from lease abatements and reductions.

Continued uncertainties surrounding the current environment make our future performance extremely difficult to predict, so we are still unable to provide forward-looking guidance.

We believe the actions we have taken combined with our solid financial position, increased flexibility under our limited credit facility, and our competitively positioned brands have positioned us for 2021 and beyond, and will enable us to emerge a stronger company. I'll now turn the call back over to the operator for Q&A.
...

QUESTION AND ANSWER SECTION

Operator: Thank you. We will now begin the question-and-answer session. [Operator Instructions] Today's first question comes from Susan Anderson at B. Riley. Please go ahead.
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
Hi, good morning. Nice job managing through a really tough environment. I'm curious just on the casual product that you're mixing into Chico's and White House, I guess I'm curious how much have you been able to increase that mix versus historically, and then also, how are you reaching out to consumers to, I guess, let them know that there's more casual product in stores to get them back in there? Thanks.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Good morning, Susan. Thank you so much for the...
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
Good morning.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
...for the question.
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
Sure.
A

...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
So, we started working on the fourth quarter product in March and April, so we were able to make some significant changes to the assortment, and so you're seeing that, and you're certainly seeing that in the percentage of the amount of gift inventory that we have in both of the apparel brands. How we're telling customers; one is, we enjoy a high loyalty penetration in all of our brands, so we leverage and lean in heavy on our high penetration of loyalty customers through our catalog and through our marketing outreach in both social and as well as our catalogs to be able to show her what the expression changes have been, in addition to utilizing StyleConnect, and that one-on-one customer engagement from our sales associates in stores, and also customers that they know to be able to share the changes in the assortment.
...

Q
Susan Anderson
Analyst, B. Riley Securities, Inc.
Great, and then for holiday, I'm curious how you're managing the holiday different than last year given the capacity constraints in the stores, and then also are you expecting this holiday to be more promotional than last year, and then also just on the gifting front, it sounds like you are very focused there. Should we expect similar penetration of gifts versus last year?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
So in terms of the assortment for holiday, and how we're thinking about the – the gifting; number one, the gift assortments are actually bigger than last year in White House in particular; in Chico's, a little bit bigger; and in Soma, it is actually quite a bit bigger based upon how we thought through gifting, and what we think the customer will be giving in this time period.

As it relates to the amount of traffic in stores, I'm pleased to share that so far with all of the moving parts and the constraints that are happening by state, and in managing traffic, we are not experiencing delays in the line, and but we do have a line busting system by using StyleConnect to be able to make sure that we are serving our customers. So, we are navigating each day in this changing environment.
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
Great. And then, just on the promotional environment for holiday. What you're expecting?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.

Yeah, sorry about that.
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
That's okay.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
We are – we are not planning to be more promotional than last year, and so, right now, we – our plans are flat to last year for promotionality in all three brands.
Q
...
Susan Anderson
Analyst, B. Riley Securities, Inc.
Great, very helpful. Thanks so much. Good luck in the fourth quarter.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you.
...

Operator: Our next question today comes from Roxanne Meyer with MKM Partners. Please go ahead.

I apologize. It looks like our next question comes from Dana Telsey of Telsey Advisory Group. Please go ahead.
Q
...
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Good morning. As you think about the impact of delivery expenses moving to a digital-first environment, how are you budgeting delivery expenses this year for holidays, especially given the shipping surcharges that are out there, and also on the savings of $235 million, that 23% is impressive. What pockets are being adjusted, and with the rent expense, is that an additional opportunity in what could that add to the expense streamlining? Thank you.
A
...
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.

Sure, great questions. Starting with shipping, the pandemic, as you mentioned, has really increased market demand for shipping as more customers are pivoting to shop online. And like other retailers, we are seeing higher pricing, but we have factored that into our fourth quarter plans, and our plans for next year as well. And we are, to the extent possible, adjusting our dials to navigate that cost or mitigate it where we can. But we're moving forward, and it's in our plan, and so that was the first question.

The second question related to...
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Expense.
A
...
David M. Oliver
Interim Chief Financial Officer & Senior Vice President Finance-Controller, Chico's FAS, Inc.
... expense reductions of $235 million, the biggest component is still labor, looking at where we are universally, we took out a significant amount of labor. Last spring, we did a restructuring of our corporate organizational structure as well as the field. Today, we're still tracking below historical levels of payroll in the field as well. Other cost components include marketing; our marketing in the third quarter is down versus our plan. You asked about rent specifically, we are not seeing any meaningful impact of the rent concessions in our P&L at this time. That is from, is going to be on a go-forward basis because we are taking it ratably over the lease term. We treated these abatements and reductions as lease complications, and so that's a go-forward benefit versus something you're seeing right now.
Q
...
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Got it. And then, just lastly, how did you exit the third quarter in terms of sales, and any commentary on how November is starting for you?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
November, I would say is, as I mentioned in the last call that and talking about the stores specifically that as there are rising cases in COVID, that the store traffic has followed all year, and we're not seeing a change in that. The good news is that as stores have opened in the third quarter, and were open the whole quarter, we did not lose traction digitally, and we were able to maintain digital growth in all three of our brands, an improvement which is –
which we are excited about and why we pivoted to so many investments in the third quarter that would get us some additional sales from the customer as we move forward into fourth quarter and beyond. So, we are robust and bullish about the traction that we are getting in our digital tools to be able to manage whatever comes in the next quarter.

Q
...
Dana Lauren Telsey
Analyst, Telsey Advisory Group LLC
Thank you.
...

Operator: Our next question comes today from Roxanne Meyer at MKM Partners. Please go ahead.
Q
...
Roxanne Meyer
Analyst, MKM Partners LLC
Great. Good morning. My question is really a follow-up to your comments on being a digital-first company and I love to hear about what that means for your longer term outlook and strategy in terms of how you're thinking about the store fleet. I know that you mentioned 6% to 15% reduction in stores over the next few years. Where could that end up? And how you see margins evolving of the total company based on where they are for digital versus where they are for stores? And then also from a customer count perspective, how you think about digital- first strategy is going to impact your ability to drive new customer growth? I know you talked to a 27% increase in digital customer count which is terrific. How many of those – what percent of those were existing customers already at stores versus new customers across your brands? Thanks a lot.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Roxanne. And so let's start with the investments that we're making in digital and being a digital-first company. We've thought long and hard about the $8 million write down that we had to take on our digital tools, and we did that specifically to be able to pivot dollars and investments into tools that would be able to more immediately impact our digital business, and to think about our business as a customer as the channel versus where the actual purchase ends up whether that transaction is online or in the store.

That's important because the interaction that we are seeing and the example that I gave of the customer that was so delighted, we actually knew was in her closet, and she didn't know is that we can meet her needs wherever she wants to shop with us. So the – each one of the tools StyleConnect, My Closet, the social proofing, and all of those things are things that we're seeing traction on, that should continue to gain traction whether we started a soft launch in Q2 and we saw improvement into Q3. So, we feel that those investments are going to continue to serve us well, and that not only is a transaction online that the customers themselves can drive, but it also can be an aided transaction that the sales associates in store can provide for consumers.

And that's why I mentioned that it is so incredibly important that we have this large customer base that is single channel, there's a lot of customers that shop just online and a lot of customers that shop just in store, that that consumer that shops both channels is 3.5 times more valuable, and part of our strategy on how we're going to continue to get growth.

New customers, Roxanne you mentioned that in terms of each one of our brands is acquiring new customers across the board, actually seeing that these new customers that are coming in to us are returning at a faster rate than they did last year, which we believe is an indication of our assortment, and the stickiness of the – of all three of our brands. In addition to that, we're seeing the customers that are little bit younger in overall age, but they are similar profile that we've had in the past. So, we just see a broadening of the new customers that are coming to our brand.

Just to add on that a little bit Roxanne, that's the reason why the – we believe that the new relationship with Salesforce is so incredibly important, that we're sitting on this mountain of data from all of the customers that we've had – we've been collecting over the years that to be able to more actively use the customer data and speak to her, and the past purchase behavior that she has shown, and to be more specific and personalized in our messaging will be a really – something very positive for us, one from a relaxed standpoint but also in terms of the customer responsiveness.
Q
...
Roxanne Meyer
Analyst, MKM Partners LLC
Great, thanks for all the color and best of luck for holidays.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thank you, Roxanne.
...

Operator: And our next question today comes from Marni Shapiro with Retail Tracker. Please go ahead.
Q
...
Marni Shapiro
Managing Partner, The Retail Tracker
Hey guys, congrats. In the case I forget, the Chico's stores look absolutely outstanding for the holiday, completely amazing to me. Molly, could you talk a little bit; there's been obviously significant shift to direct-to-consumer in a very short period of time. So, can you talk about your return cadence prior to that with your direct-to-consumer shopper across the brands, and then what does it look like since the shift has happened, and how did you plan for that for the fourth quarter?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
You mean, Marni, the shift from the customer that's only shopping in the store channel?

[Mutlitple Speakers] (00:33:20).
Q

...
Marni Shapiro
Managing Partner, The Retail Tracker
Yeah, the shopper – yeah, as people move to more online, have you seen your returns pop up because she's normally shopping in the store, and now she's shopping online.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
[indiscernible] (00:33:30).
Q
...
Marni Shapiro
Managing Partner, The Retail Tracker

And how do you manage that – yeah and how do you manage that, and how do you think about it for fourth quarter which is always a very different animal anyway?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Yeah, we thought that it was incredibly important in the second quarter when stores were closed that it wasn't fair to penalize customers that weren't able to get back into stores to not be able to return. So, we wanted to make that customer-first decision, and accommodate consumers, so we extended our return window in the second quarter, and we got a lot of positive feedback from customers that that made them feel at ease, and made them have a lot more trust in our organization.

As far as the percent of returns to each one of our brands, we've not seen a change, it's really stayed flat to where it has been in the past and so we are – we have not seen an increase in any three of the brands during Q2 or Q3.
Q
...
Marni Shapiro
Managing Partner, The Retail Tracker
That's fantastic. And then can I just follow-up, I know you said that you've had pretty significant increase in buy online pickup in store and curbside I think especially is it a significant part of the sales now, is it into the double- digit percentage of your sales at this point?
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.

We see it growing month over month, our largest month was October in terms of curbside, and we are marketing it because we believe that for the fourth quarter time period, back to the – one of the earlier questions about the escalating challenges for shipping that we want to make sure it's convenient for customers to be able to pick up packages also in the last 10 days, when they want assurance to be able to pick up their packages and with two- thirds of our fleet being in outdoor centers that makes curbside very easy, and seamless for them to pick up their packages.

So, we are – we're hopefully in the momentum that we've got from Q2 to Q3 where it's doubled in the quarters, and the momentum that we saw in October is going to continue, and just become a part of the way we do the business going forward.
Q
...
Marni Shapiro
Managing Partner, The Retail Tracker
That's fantastic, best of luck for the holidays. The stores really look fantastic.
A
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.
Thanks, Marni.
...

Operator: And ladies and gentlemen, this concludes the question-and-answer session. I would now like to turn the call back over to Molly Langenstein for any closing comments.
...
Molly Langenstein
Chief Executive Officer, President & Director, Chico's FAS, Inc.

Thank you so much Rocco, and thank you everyone for coming this morning. I'm extremely privileged to lead this company of products and customer-obsessed associates and these three very special and distinctive brands that offer women thoughtful solutions and give them confidence and joy.

We are fortunate that each of our brands have unique growth opportunities that we have and we have a very robust and growing digital business, a strong real estate portfolio, a solid balance sheet, and financial position, and a talented, and nimble, and experienced team.

I believe the actions we have taken and continue to take are establishing a solid foundation to thrive in the years ahead and create meaningful value for our shareholders and I'm excited about the future of Chico's FAS.

Before I conclude my remarks, I want to offer a special thank you to all of our associates, especially those on the frontlines in our distribution center and in our stores who will assure our customers have terrific experiences during this disruptive holiday season. I hope everyone has a wonderful and safe Thanksgiving. Thank you so much for your interest in Chico's FAS and for joining us today. We look forward to speaking with you again in February for our fiscal year-end call.
...

Operator: This conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investo r. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security i n any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT L IMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSO RS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2020 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.